Exhibit 99.1

CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2021 FIRST QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. – May 12, 2021 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control, and water treatment in utility and industrial applications, today reported financial results for the first quarter ended March 31, 2021 (“Q1 2021”).

“Our first quarter 2021 results reflected a nearly 60% increase in net sales at our FUEL CHEM® business segment, driven primarily by the installation of our TIFI® Targeted In-Furnace Injection technology on new domestic coal-fired unit accounts, higher demand for power, and early recovery from the COVID-19 pandemic," said Vincent J. Arnone, President and CEO.  "We are continuing to pursue multiple opportunities both domestically and internationally and are optimistic about the performance for FUEL CHEM in 2021. Offsetting the improvement at FUEL CHEM was sluggish performance at our Air Pollution Control (APC) business, where we are continuing to experience pandemic-driven project delays and cancellations that have resulted in a lack of new orders. We are hopeful that APC will recover in conjunction with the resumption of global economic activity in 2021 which, in turn, would allow us to capture opportunities associated with our current global sales pipeline of $40-50 million."

“We are addressing multiple growth pathways at our Dissolved Gas Infusion (DGITM) business, including the development of a large-scale DGI delivery system, in-depth market assessment and research, and the pursuit of commercial opportunities that will likely take place in the second half of 2021 following two successful demonstrations of the technology, one in support of our licensor and the other in support of an internally-generated opportunity.”

Mr. Arnone concluded, “We ended the first quarter with $36.1 million in total cash following the closing of our financing in February 2021 and have no debt. We will deploy this capital as required to support our internal growth initiatives while exploring strategic opportunities that advance our mission of providing advanced engineering solutions that support environmental remediation, while delivering long-term value to our shareholders. In that regard, we are monitoring opportunities associated with proposed federal infrastructure spending, a component of which is a continuing reduction in harmful emissions as the nation transitions from fossil fuels.”

Q1 2021 Consolidated Results Overview

Consolidated revenues increased 33.2% to $5.0 million from $3.8 million in Q1 2020, reflecting higher revenues at FUEL CHEM offset by revenue declines at APC.

Gross margin for Q1 2021 was 46.9% of revenues compared to 40.4% of revenues in Q1 2020, reflecting a higher concentration of FUEL CHEM segment revenues as a percentage of the total versus the prior period.

SG&A expenses declined by 20.2% to $3.1 million from $3.9 million in Q1 2020, reflecting lower administrative and professional services costs, including costs related to the previously announced closure of the Company’s APC business in China.

Operating loss narrowed to $(1.2) million from an operating loss of $(2.7) million in Q1 2020.

Other income in Q1 2021 was $1.6 million, reflecting full forgiveness of the loan proceeds from the Paycheck Protection Program, established pursuant to the CARES Act. Other income in Q1 2020 was $0.2 million.

Net income was $0.4 million, or $0.01 per share, compared to a net loss of $(2.6) million, or $(0.10) per share, in Q1 2020.

Consolidated APC segment backlog at March 31, 2021 was $5.2 million compared to $5.3 million at December 31, 2020. Backlog at March 31, 2021 included $4.7 million of domestic backlog as compared to $4.9 million of domestic backlog at December 31, 2020.

APC segment revenues declined to $0.9 million in Q1 2021 from $1.2 million in Q1 2020, primarily the result of delayed projects related to the COVID-19 pandemic. APC gross margin was $0.4 million, or 41.5% of revenue, in Q1 2021, as compared to gross margin of $0.4 million, or 36% of revenue, in Q1 2020.

FUEL CHEM segment revenues rose to $4.1 million from $2.6 million in Q1 2020 primarily reflecting higher power demand and recovery from the initial emergence of the COVID-19 pandemic, which impacted results in the prior year period. Segment gross margin improved to 48% in Q1 2021 compared to 42.4% in Q1 2020.

Adjusted EBITDA loss was $(0.9) million in Q1 2021 compared to an Adjusted EBITDA loss of $(2.2) million in Q1 2020.

Financial Condition

At March 31, 2021, cash and cash equivalents were $35.7 million and restricted cash was $0.4 million. Stockholders’ Equity at March 31, 2021 was $46.5 million, or $1.68 per share and the Company had no debt.

Conference Call

Management will host a conference call on Thursday, May 13, 2021 at 10:00 am EDT / 9:00 am CDT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)(in thousands, except share and per share data)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$35,711	$10,640
Restricted cash	150	1,595
Accounts receivable, net	4,601	6,548
Inventories, net	156	97
Prepaid expenses and other current assets	1,771	2,193
Total current assets	42,389	21,073
Property and equipment, net of accumulated depreciation of $27,007 and $26,889, respectively	5,041	5,220
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $791 and $757, respectively	529	553
Restricted cash	270	371
Right-of-use operating lease assets	350	394
Other assets	348	361
Total assets	$51,043	$30,088
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,466	$2,353
Accrued liabilities:
Operating lease liabilities - current	148	149
Employee compensation	699	930
Other accrued liabilities	1,580	2,099
Total current liabilities	3,893	5,531
Operating lease liabilities - non-current	194	237
Long-term borrowings	—	1,556
Deferred income taxes, net	134	134
Other liabilities	299	309
Total liabilities	4,520	7,767
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,227,300 and 25,639,702 shares issued, and 30,263,791 and 25,228,951 shares outstanding, respectively	312	262
Additional paid-in capital	164,137	140,138
Accumulated deficit	(114,205)	(114,603)
Accumulated other comprehensive loss	(1,563)	(1,370)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,234)	(2,182)
Total stockholders’ equity	46,523	22,321
Total liabilities and stockholders’ equity	$51,043	$30,088

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per-share data)

	Three Months Ended
	March 31,
	2021	2020
Revenues	$5,033	$3,778
Costs and expenses:
Cost of sales	2,675	2,251
Selling, general and administrative	3,100	3,886
Research and development	415	324
	6,190	6,461
Operating loss	(1,157)	(2,683)
Interest expense	(4)	(3)
Interest income	1	11
Other income, net	1,558	226
Income (loss) before income taxes	398	(2,449)
Income tax expense	—	(118)
Net income (loss)	$398	$(2,567)
Net income (loss) per common share:
Basic net income (loss) per common share	$0.01	$(0.10)
Diluted net income (loss) per common share	$0.01	$(0.10)
Weighted-average number of common shares outstanding:
Basic	27,510,000	24,597,000
Diluted	27,737,000	24,597,000

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2021	2020
Net income (loss)	$398	$(2,567)
Other comprehensive income loss:
Foreign currency translation adjustments	(193)	(231)
Comprehensive income (loss)	$205	$(2,798)

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2021	2020
Operating Activities
Net income (loss)	$398	$(2,567)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	168	163
Amortization	34	43
Loss on disposal of equipment	2	—
Provision for doubtful accounts, net of recoveries	47	—
Stock-based compensation, net of forfeitures	20	81
Gain of forgiveness on Paycheck Protection Plan Loan	(1,556)	—
Changes in operating assets and liabilities:
Accounts receivable	1,831	795
Inventories	(59)	(104)
Prepaid expenses, other current assets and other non-current assets	422	99
Accounts payable	(874)	(313)
Accrued liabilities and other non-current liabilities	(658)	(102)
Net cash used in operating activities	(225)	(1,905)
Investing Activities
Purchases of equipment and patents	(4)	(14)
Net cash used in investing activities	(4)	(14)
Financing Activities
Proceeds from sale of common stock issued in connection with private placement	25,812	—
Costs related to sale of common stock issued in connection with private placement	(1,783)	—
Taxes paid on behalf of equity award participants	(52)	(5)
Net cash provided by (used in) financing activities	23,977	(5)
Effect of exchange rate fluctuations on cash	(223)	(441)
Net increase (decrease) in cash, cash equivalents and restricted cash	23,525	(2,365)
Cash, cash equivalents, and restricted cash at beginning of period (Note 2)	12,606	13,501
Cash, cash equivalents and restricted cash at end of period (Note 2)	$36,131	$11,136

FUEL TECH, INC.

BUSINESS SEGMENT FINANCIAL DATA

(Unaudited)

(in thousands)

	Air Pollution	FUEL CHEM
Three months ended March 31, 2021	Control Segment	Segment	Other	Total
Revenues from external customers	$907	$4,126	$—	$5,033
Cost of sales	(531)	(2,144)	—	(2,675)
Gross margin	376	1,982	—	2,358
Selling, general and administrative	—	—	(3,100)	(3,100)
Research and development	—	—	(415)	(415)
Operating income (loss) from continuing operations	$376	$1,982	$(3,515)	$(1,157)

	Air Pollution	FUEL CHEM
Three months ended March 31, 2020	Control Segment	Segment	Other	Total
Revenues from external customers	$1,196	$2,582	$—	$3,778
Cost of sales	(765)	(1,486)	—	(2,251)
Gross margin	431	1,096	—	1,527
Selling, general and administrative	—	—	(3,886)	(3,886)
Research and development	—	—	(324)	(324)
Operating income (loss) from continuing operations	$431	$1,096	$(4,210)	$(2,683)

FUEL TECH, INC.

GEOGRAPHIC INFORMATION

(in thousands)

Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended
	March 31,
	2021	2020
Revenues:
United States	$4,463	$3,097
Foreign	570	681
	$5,033	$3,778

	March 31,	December 31,
	2021	2020
Assets:
United States	$45,379	$24,524
Foreign	5,664	5,564
	$51,043	$30,088

FUEL TECH, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2021	2020
Net Income (Loss)	$398	$(2,567)
Interest (income) expense, net	3	(8)
Income tax expense	--	118
Depreciation expense	168	163
Amortization expense	34	43
EBITDA	603	(2,251)
Gain on forgiveness of Paycheck Protection Plan loan	(1,566)	--
Stock compensation expense	20	81
ADJUSTED EBITDA	(943)	(2,170)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.